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                                                                    EXHIBIT 23.2



                         INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-34824 of Nextel Communications, Inc. on Form S-3 of our report dated February 25, 2000 (March 28, 2000 as to paragraphs 21, 23 and 26 of Note 8 and paragraph 3 of Note 18) appearing in the Annual Report on Form 10-K of Nextel Communications, Inc. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

McLean, Virginia
April 25, 2000